Exhibit 3.7

SECOND AMENDED AND RESTATED

BYLAWS

OF

MICROFIELD GROUP, INC.

Amended Effective February 22, 2006

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday in the month of June of each year at 10 a.m., unless a different date or time is fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, the meeting shall be held on the next succeeding business day.

Section 2. Failure to Hold Annual Meeting. If the annual meeting is not held at the designated time, the Chief Executive Officer or the Chairman of the Board may call the annual meeting at a time not more than sixty (60) days after such designated time by proper notice designating the meeting as the annual meeting. If the annual meeting is not held at the designated time or during the 60-day period thereafter, the annual meeting may be called by the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation's voting common stock. In such event, notice shall be given not more than fifteen (15) days after the expiration of the 60-day period. The notice shall fix the time of the meeting at the earliest date permissible under the applicable notice requirements.

Section 3. Special Meetings. Special meetings of the shareholders may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation's voting common stock. The demand shall describe the purposes for which the meeting is to be held and shall be signed, dated and delivered to the Secretary.

Section 4. Place of Meetings. The place of each meeting of the shareholders shall be designated by the Board of Directors. If a meeting is not designated by the Board of Directors, the meeting shall be held at the Corporation's principal office.

Section 5. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by the Corporation to each shareholder of record, including, without limitation, shareholders holding only the Corporation's non-voting common stock, not earlier than sixty (60) days nor less than ten (10) days before the date of the meeting. If mailed, the

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notice shall be deemed delivered when it is mailed to the shareholder with postage prepaid at the shareholder's address as it appears on the stock transfer records of the Corporation.

Section 6. Waiver of Notice. Whenever any notice is required to be given to any shareholder of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Such signed waiver shall be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 7. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. The record date for any meeting, vote or other action of the shareholders shall be the same for all voting groups. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date of such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 8. Voting Records. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at any meeting of the shareholders or any adjournment thereof, with the number of shares of the Corporation's voting common stock held by each, which record shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder or the shareholder's agent or attorney, upon proper demand as may be required by law, at any time during usual business hours. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 9. Quorum; Adjournment.

(a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the

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votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

(b) A majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment, except that notice is required if a new record date is or must be set for the adjourned meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

(c) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 10. Manner of Acting: Action Without Meeting.

(a) If a quorum exists, the vote of the holders of a majority of the outstanding shares of the Corporation's voting common stock present shall decide any question unless the vote of a greater number shall be required by law, the Articles of Incorporation, or these Bylaws. (A holder of outstanding voting common stock of the Corporation (who, if an individual, has mental capacity or is represented by a duly appointed and authorized legal representative) may be referred to in these Bylaws as a "Voting Shareholder." The vote by Voting Shareholders of a majority of the outstanding shares of the Corporation's voting common stock may be referred to in these Bylaws as an action of or election or determination by the Voting Shareholders.) Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(b) If the shareholders of the Corporation are required or entitled to vote upon any matter under the Oregon Revised Statutes or pursuant to the Corporation's Articles of Incorporation or Bylaws, such action may be taken without a meeting if the action is taken by shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shareholders entitled to vote on the action were present and voted. Any such action must be evidenced by one or more written consents describing the action taken, signed by all of the shareholders taking such action and delivered to the Secretary for inclusion in the minutes for filing with the corporate records. Shareholder action taken by written consent is effective when the consent specifies.

Section 11. Proxies. A shareholder may vote shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a different period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

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Section 12. Meeting by Telephone or Other Electronic Means. Shareholders may participate in an annual or special meeting by, or conduct the meeting through, use of any means of communication by which all shareholders participating may simultaneously hear each other during the meeting, except that no meeting for which a written notice is sent to shareholders may be conducted by this means unless the notice states that participation in this manner is permitted and describes how any shareholder desiring to participate in this manner may notify the Corporation. Participation in a meeting by this means shall constitute presence in person at the meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 1. General Powers. Except as expressly provided to the contrary in these Bylaws, the business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2. Number, Term, and Qualifications. The Board of Directors of the Corporation shall consist of not less than three (3) nor more than eleven (11) individuals, the number of directors to be determined by the Board of Directors, (Such number shall be referred to in these Bylaws as the "Board Number.") The term of a director shall expire at the next annual meeting of shareholders after his or her election. No reduction in the number of directors shall shorten the term of any incumbent director. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or the number of directors is decreased. Directors need not be residents of the State of Oregon or shareholders of the Corporation.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or the Chairman of the Board, subject to Section 5 of this Article. The President may fix any place as the place for holding any special meeting of the Board of Directors.

Section 5. Notice. Written notice of any special meeting of the Board of Directors shall be given at least three (3) days prior to the meeting by personal delivery, by surface mail, by facsimile transmission, or by electronic mail. If delivered by surface mail, notice shall be deemed to be given two (2) days after deposit in the United States mail addressed to the director at his or her business address, with postage thereon prepaid. If delivered by facsimile transmission, notice shall be deemed to be given when the sender receives confirmation of successful receipt of the transmission from the receiving machine. If delivered by electronic mail, notice shall be deemed to be given when the notice is transferred to the sender's Internet service provider, provided that the sender receives no subsequent notice that the electronic mail

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was undeliverable. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting unless required by law or the Articles of Incorporation.

Section 6. Waiver of Notice. Whenever any notice is required to be given to any director of the Corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Such notice must specify the meeting for which notice is waived and be filed with the minutes or corporate records. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum. The number of directors constituting a majority of the Board Number shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time to a different time and place without further notice.

Section 8. Manner of Acting; Action Without Meeting.

(a) The act of the number of directors constituting a majority of the Board Number shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation, or these Bylaws.

(b) Any action which is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the directors entitled to vote on the matter. Such consent shall have the same effect as a unanimous vote of the directors entitled to vote on the matter and shall be filed with the minutes of the Corporation. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

Section 9. Meeting by Telephone or Other Electronic Means. Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

Section 10. Vacancies.

(a) Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, the remaining directors if less than a quorum (by the vote of a majority thereof) or by a sole remaining director. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

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(b) Any directorship to be filled by reason of an increase in the number of directors of the Corporation shall be filled by election by the Voting Shareholders at the next annual meeting of shareholders at which a quorum is present or at a special meeting of shareholders called for that purpose at which a quorum is present.

(c) A director elected by the remaining directors shall be elected to serve until (i) the next annual meeting of shareholders at which a quorum is present or, if earlier, a special meeting of shareholders called to replace such director at which a quorum is present, and (ii) his or her successor shall be elected and qualified.

Section 11. Compensation. By resolution of the Board of Directors, directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and those directors who are not employees of the Corporation may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, if otherwise permitted by these Bylaws.

Section 12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless the director shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13. Transactions with Directors. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and another party in which one or more of its directors are interested, shall be valid notwithstanding such relationship or interest or the presence of such director or directors in a meeting of the Board of Directors or committee which acts upon or in reference to such contract or transaction, or because his, her or their votes are counted for such purpose, if the fact of such interest or relationship shall be disclosed or known to the Board of Directors or committee and it shall authorize or approve such contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or if the fact of such interest or relationship shall be disclosed or known to the Voting Shareholders and the contract or transaction shall be authorized, approved, or ratified by the vote or written consent of such shareholders; or if the contract or transaction is fair and reasonable to the Corporation. Such interested director or directors may be counted in determining whether a quorum is present at a meeting of the Board of Directors or committee which authorizes such contract or transaction. Such interested director or directors shall not be disqualified from voting as shareholders for ratification or approval of such contract or transaction. The foregoing provisions of this Section 13 shall not invalidate any contract or transaction which would otherwise be valid under applicable law.

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Section 14. Removal. All or any number of the directors may be removed, with or without cause, at a meeting called expressly for that purpose, by action of the Voting Shareholders, unless the Articles of Incorporation provide for removal for cause only.

Section 15. Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

ARTICLE III

COMMITTEES OF THE BOARD

Section 1. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members. The creation of a committee and appointment of members to it must by approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the Oregon Business Corporation Act.

Section 2. Changes of Size and Function. Subject to the provisions of law, the Board of Directors shall have the power at any time to change the number of committee members and change the functions and terminate the existence of a committee.

Section 3. Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

Section 4. Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be the Chief Executive Officer, President, Chief Financial Officer, Vice Presidents and Secretary. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of

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Directors. Except as otherwise provided under Section 5 of this Article, the Board of Directors shall also appoint one of the directors as its chair, to be known as Chairman of the Board. The Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary and Chairman of the Board shall have the powers and duties set forth in this Article. Any other officer or assistant officer shall have such powers and duties as may be prescribed by the Board of Directors.

Section 2. Appointment and Term of Office of the Chief Executive Officer.

(a) The Chief Executive Officer shall be appointed by the Board of Directors at a meeting of the Board of Directors called for such purpose when there is a vacancy in such office.

(b) The Chief Executive Officer shall hold office:

(i)           if the Chief Executive Officer is a permanent appointee, until his or her death, mental incapacity, resignation or removal (in the manner hereinafter provided); or

(ii)          if the Chief Executive Officer is an interim appointee, until the earlier of his or her death, mental incapacity, resignation, removal (in the manner hereinafter provided), or replacement by a permanent appointee.

For purposes of these Bylaws, a person shall be an interim appointee if he or she is appointed to serve only until the Board of Directors completes its search for and appoints a permanent replacement.

Section 3. Appointment and Term of Office of the Chief Financial Officer.

(a) The Chief Financial Officer shall be appointed by the Board of Directors at a meeting of the Board of Directors called for such purpose when there is a vacancy in such office.

(b) The Chief Financial Officer shall hold office:

(i)           if the Chief Financial Officer is a permanent appointee, until his or her death, mental incapacity, resignation or removal (in the manner hereinafter provided); or

(ii)          if the Chief Financial Officer is an interim appointee, until the earlier of his or her death, mental incapacity, resignation, removal (in the manner hereinafter provided), or replacement by a permanent appointee.

Section 4. Election and Term of Office of Officers Other Than the Chief Executive Officer and the Chief Financial Officer. The officers of the Corporation other than the Chief Executive Officer and the Chief Financial Officer shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of such other officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer other than the Chief Executive Officer and the Chief Financial Officer shall hold office until the earlier of (a) his or

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her successor having been duly elected and qualified, or (b) his or her death, mental incapacity, resignation or removal (in the manner hereinafter provided).

Section 5. Election and Term of Office of Chairman of the Board. A Chairman of the Board shall be elected annually by the Board of Directors at the time for election of officers provided for in Section 4 of this Article.

Section 6. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, with or without cause. Any officer or agent appointed by the Chief Executive Officer or President may be removed by the Chief Executive Officer or President at any time with or without cause.

Section 7. Vacancies. A vacancy in the office of Chief Executive Officer or Chief Financial Officer because of death, mental incapacity, resignation, removal, or otherwise, shall be filled in the manner provided in Section 2 and Section 3, respectively, of this Article. A vacancy in any other office or in the position of Chairman of the Board because of death, disability, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 8. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and directors and shall set the agenda for any such meeting that is a regular meeting. (The agenda for special meetings shall be set by the person(s) calling the meeting.) The Chairman of the Board shall be authorized to execute on behalf of the Corporation all contracts, agreements, stock certificates and other instruments which have been approved by the Board of Directors, and shall perform any duties and responsibilities prescribed from time to time by the Board of Directors.

Section 9. Chief Executive Officer.

(a) The Chief Executive Officer shall be in general charge of the Corporation's business and affairs, subject to the control of the Board of Directors. In addition, in the absence of the Chairman of the Board or if no Chairman of the Board is then serving, the Chief Executive Officer shall preside at all meetings of the shareholders and directors of the Corporation. The Chief Executive Officer shall be authorized to execute on behalf of the Corporation all contracts, agreements, stock certificates and other instruments which have been approved by the Board of Directors. The Chief Executive Officer shall vote all interests in other entities owned by the Corporation and shall be empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the Corporation with respect to such interests. The Chief Executive Officer is empowered to approve salaries, wages, bonuses and other forms of compensation of corporate employees other than the Corporation's officers, and to approve budgets, capital expenditures, business plans, and agreements that are in the ordinary course of the Corporation's business, subject to review and revision by the Board of Directors at the Board's discretion. Budgets, capital expenditures, business plans and agreements not in the ordinary course of the Corporation's business shall be submitted to the Board of Directors for approval. Notwithstanding the foregoing provisions of this paragraph, the Corporation's acquisition of another business (whether by stock or asset purchase) or its acquisition by or merger with

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another entity shall be submitted to the full Board of Directors for approval. The Chief Executive Officer, from time to time, shall report to the Board of Directors all matters within the Chief Executive Officer's knowledge affecting the Corporation which should be brought to the attention of the Board of Directors. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

Section 10. President. The President shall have such powers and perform such duties as may be prescribed by the Board of Directors, provided that such powers and duties do not conflict with the powers and duties of the Chief Executive Officer. The President shall also be authorized to execute the Corporation's stock certificates.

Section 11. Chief Financial Officer. The Chief Financial Officer shall be the financial officer of the Corporation. The Chief Financial Officer shall have custody of all corporate funds and securities, and shall keep adequate and correct accounts of the Corporation's receipts and disbursements. The Chief Financial Officer shall deposit the funds of the Corporation in the name of the Corporation in such depositories as the Board of Directors may from time to time designate. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, provided that such other powers and duties do not conflict with the powers and duties of the Chief Executive Officer.

Section 12. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Board of Directors, the Chief Executive Officer or the President may confer a special title upon a Vice President.

Section 13. Secretary. The Secretary shall be responsible for keeping the minutes of all meetings of the directors and shareholders, shall have control of the minute books of the Corporation and shall have such powers and perform such duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President. The Secretary shall attest the signing of other instruments requiring the seal of the Corporation, and perform such other record keeping or document-related duties as may be required of the Secretary from time to time by the Board of Directors. The Secretary may delegate the Secretary's minute-taking duties to an Assistant Secretary, if an Assistant Secretary is elected by the Board of Directors. The Secretary shall review and approve all minutes prepared by the Assistant Secretary.

Section 14. Compensation. The Corporation may pay its officers reasonable compensation for their services shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

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ARTICLE V

INDEMNIFICATION

In furtherance and not in limitation of the powers conferred by statute:

Section 1. Authority to Indemnify.

(a) Subject to Section 4 of this Article, the Corporation shall indemnify an individual, who is made a party to a proceeding because the individual is or was a director, against liability incurred in a proceeding if:

(i)           The conduct of the individual was in good faith;

(ii)          The individual reasonably believed that the individual's conduct was in the best interests of the Corporation, or at least not opposed to its best interest; and

(iii)         In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

(b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of clause (ii) of subparagraph (a) of this Section 1.

(c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 1.

(d) The Corporation may not indemnify a director under this Section 1:

(i)           In connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

(ii)          In connection with any other proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

(e) Indemnification permitted under this Section 1 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

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Section 2. Advance for Expenses.

(a) Subject to Section 4 of this Article, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(i)           The director furnishes the Corporation a written affirmation of the director's good faith belief that the director has met the standard of conduct described in Section 1 of this Article; and

(ii)          The director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct described in Section 1 of this Article.

(b) The undertaking required by clause (ii) of subparagraph (a) of this Section 2 must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 3. Court-ordered Indemnification. A director of the Corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines:

(a) The director is entitled to indemnification under Section 7 of this Article, in which case the court shall also order the Corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

(b) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 1 of this Article, or was adjudged liable whether the liability is based on a judgment, settlement or proposed settlement or otherwise.

Section 4. Determination and Authorization of Indemnification.

(a) The Corporation may not indemnify a director under Section 1 of this Article unless authorized in the specific case after a determination has been made that indemnification of the director is permissible under the circumstances because the director has met the standard of conduct set forth in Section 1 of this Article.

(b) A determination that indemnification of a director is permissible shall be made:

(i)           By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

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(ii)           If a quorum cannot be obtained under clause (i) of this subparagraph, by a majority vote of a committee duly designated by the Board of Directors consisting solely of two or more directors not at the time parties to the proceeding. However, directors who are parties to the proceeding may participate in designation of the committee;

(iii)           By special legal counsel selected by the Board of Directors or its committee in the manner prescribed in clause (i) or (ii) of this subparagraph or, if a quorum of the Board of Directors cannot be obtained under clause (i) of this subparagraph and a committee cannot be designated under clause (ii) of this subparagraph, the special legal counsel shall be selected by majority vote of the full Board of Directors, including directors who are parties to the proceeding;

(iv)           By majority vote of the shares of the Corporation's voting common stock not at the time held by parties to the proceeding; or

(v)           If none of the preceding methods for making the determination are available, by order of a court of competent jurisdiction.

(c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under clause (iii) of subparagraph (b) of this Section 4 to select counsel.

Section 5. Indemnification of Officers, Employees and Agents.

(a) An officer of this Corporation is entitled to mandatory indemnification under Section 7 of this Article and is entitled to apply for court-ordered indemnification under Section 3 of this Article, in each case to the same extent as a director under this Article.

(b) Subject to Section 4 of this Article, the Corporation shall indemnify and advance expenses under all other paragraphs of this Article to an officer, employee or agent of the Corporation to the same extent as to a director.

Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual against liability asserted against or incurred by the individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Corporation may purchase and maintain the insurance even if the Corporation has no power to indemnify the individual against the same liability under this Article.

Section 7. Mandatory Indemnification. Notwithstanding the foregoing, the Corporation shall indemnify a director who is wholly successful on the merits or otherwise in the defense of

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any proceeding to which the director was a party because of being a director against reasonable expenses incurred by the director in connection with the proceeding.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares.

(a) Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors consistent with the Oregon Business Corporation Act and these Bylaws. Such certificates shall be signed, either manually or in facsimile, by two officers of the Corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of the authorized corporate officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or a Registrar other than the Corporation itself or an employee of the Corporation.

(b) Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Articles of Incorporation, the Bylaws, securities laws, a shareholders agreement or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

(c) All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new certificate may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative (who shall furnish proper evidence of authority duly executed, a true copy of which shall be filed with the Secretary of the Corporation). The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECOND AMENDED AND RESTATED BYLAWS

Section 3. Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the Corporation, with such powers and duties determined by the Board of Directors.

Section 4. Officer Ceasing to Act. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, such certificate may still be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance.

ARTICLE VII

CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS

Section 1. Contracts. Except as otherwise provided by law, the Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers and agent or agents of the Corporation and in such manner as shall from time to time be designated by the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositories as the Board of Directors or officers of the Corporation designated by the Board of Directors select, or be invested as authorized by the Board of Directors.

ARTICLE VIII

EFFECTIVE DATE; SEVERABILITY; AMENDMENTS

These Bylaws, as amended herein, shall be effective February 22, 2006 and shall continue in effect in such form until altered, amended or repealed in accordance with this Article. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws. These Bylaws may be amended or repealed and new bylaws may be adopted by the Board of Directors or the shareholders of the Corporation.

ADOPTED the 22nd day of February, 2006.

Secretary

SECOND AMENDED AND RESTATED BYLAWS